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                                                                   EXHIBIT 10.20

                       MASTER MATERIAL TRANSFER AGREEMENT/
                         NON-EXCLUSIVE LICENSE AGREEMENT
                                       FOR
                      NON-COMMERICAL RESEARCH PURPOSES ONLY

         This is a Master Material Transfer Agreement and a Non-exclusive License Agreement between THE BOARD OF TRUSTEES OF THE UNIVERSITY OF ALABAMA FOR ITS OPERATING DIVISION, THE UNIVERSITY OF ALABAMA AT BIRMINGHAM (hereinafter "UAB") located at 701 20th Street, South, Birmingham, Alabama, 35205 and ATHERSYS, INC. located at 3201 Carnegie Avenue, Cleveland, Ohio 44115-2634 (hereinafter "ATHERSYS") to hold in confidence and to use certain MATERIAL, as defined herein below, solely for non-commercial research purposes.

         WHEREAS, ATHERSYS has developed certain proprietary technology, in particular, but without limitation, the RAGE technology and thereby has created by use of the RAGE technology, approximately fifty (50) proteins (which may be increased by mutual agreement between ATHERSYS and UAB from time to time by amendment or revision of attached "Exhibit A" as defined below herein) for which ATHERSYS desires to utilize the expertise of Dr. Lawrence J. DeLucas, a faculty member at UAB and Director of the Center for Biophysical Sciences and Engineering ("CBSE"); and

         WHEREAS, Dr. DeLucas and the Center for Biophysical Sciences and Engineering have developed certain proprietary technology along with know-how and software, as well as hardware that can be utilized to analyze compositions of matter such as proteins and it is the desire of ATHERSYS and UAB that Dr. DeLucas and the CBSE perform certain analysis on the proteins identified herein on attached "Exhibit A"; and

         WHEREAS, upon the completion of the analysis by Dr. DeLucas at UAB in the CBSE, the parties desire to continue the collaborative research objectives to be identified in subsequent documents between the parties.

         NOW THEREFORE, for good and valuable consideration and the faithful performance of the covenants herein, the parties agree as follows:

I.   DEFINITION OF MATERIAL/OWNERSHIP OF MATERIAL:

UAB agrees that ATHERSYS owns all rights, title and interest in and to the proteins identified in "Exhibit A" that were created with the proprietary RAGE(TM) technology, together with all materials, unmodified derivatives and other manifestations thereof and confidential, technical or other data used in conjunction therewith or related thereto, including research data obtained by use thereof, which shall be referred to in this Agreement as the "MATERIAL"



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II.  OBLIGATIONS OF UAB:

     In response to the desires of the parties, UAB's request for the MATERIAL, as described and set forth on attached "Exhibit A" and as amended and revised by the parties in the future, UAB agrees to the following regarding the transfer by ATHERSYS of the MATERIAL to UAB:

          1. The MATERIAL is the property of ATHERSYS and is made available to UAB as an initial aspect of an evaluation of UAB's CBSE and its ability to perform certain services as it relates to the potential relationship between the parties referenced above. Specifically, UAB shall perform and determine the three dimensional structures of said MATERIAL (hereinafter "PURPOSE").

          2. ATHERSYS hereby grants to UAB a nonexclusive license to the MATERIAL solely for the PURPOSE, defined herein above, under and subject to the terms of this Agreement. UAB agrees that the performance of the services under this Agreement does not transfer to UAB any right, title or interest in the MATERIAL. Specifically, title to the MATERIAL shall remain in ATHERSYS and transfer of said MATERIAL by ATHERSYS is to be considered a bailment for purposes of this Agreement and not a conditional or unconditional sale.

          3. The MATERIAL shall not be used in any research that is subject to any consulting or license agreement with or sponsored by any third party without the prior written consent of ATHERSYS. The MATERIAL shall not be commingled with any biological material(s), sponsored or funded by any third party without the prior written consent of ATHERSYS.

          4. UAB may not assign, sublicense, transfer or convey any rights established in this Agreement to any third party, other than the UAB Research Foundation (UABRF), without the prior written consent of ATHERSYS and any such assignment, sublicensing, or transfer without ATHERSYS' consent shall be void. UAB may not assign, sublicense, transfer or convey any rights established in the MATERIAL to any third party without the prior written consent of ATHERSYS and any such assignment, sublicensing, or transfer without ATHERSYS' consent shall be void. UABRF may not assign, sublicense, transfer or convey any rights established in this Agreement or the MATERIALS to any third party, without the prior written consent of ATHERSYS and any such assignment, sublicensing, or transfer without ATHERSYS' consent shall be void.



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          5.   UAB SHALL NOT USE THE MATERIAL IN HUMANS OR IN ANIMALS THAT WILL
               BE USED FOR HUMAN CONSUMPTION.

          6. UAB shall not distribute or release the MATERIAL to any person other than laboratory personnel under the direct supervision of Dr. DeLucas without the prior written consent of ATHERSYS.

          7. UAB, if required by ATHERSYS, will pay all costs of transportation of the MATERIAL from ATHERSYS to UAB and, if necessary, costs of transporting unused MATERIAL from UAB back to ATHERSYS.

          8. Upon the termination of this Agreement, as provided herein below, UAB will return all the MATERIAL to ATHERSYS within ten (10) days of the termination date.

          9. UAB agrees that it will provide the results of its research utilizing the MATERIAL to ATHERSYS, including copies of all articles, abstracts, and any written information, et cetera, reporting or utilizing the results of all research by UAB using the MATERIAL.

          10. UAB shall not publish or disclose to others the results of research using the MATERIAL without submitting the proposed publication or disclosure to ATHERSYS at least thirty (30) days prior to submission for publication or disclosure to allow ATHERSYS to review the matter for disclosure of ATHERSYS proprietary information.

          11. UAB agrees to use the MATERIAL in compliance with all applicable federal, state or local statutes and regulations as well as in compliance with all UAB applicable policies, rules and regulations that UAB may revise, amend or delete solely at its discretion

III. DISPOSITION OF INTELLECTUAL PROPERTY ARISING FROM THIS AGREEMENT:

          If UAB's research results in an invention, new use or a product based on, containing, or relating to the MATERIAL ("Invention"), UAB will promptly disclose the Invention to ATHERSYS. Title to any subject matter of any patent or patent application generated or developed through the use of this MATERIAL shall be governed by the rules of United States Inventorship provided that ATHERSYS shall have first right to negotiate an exclusive license to any invention conceived in part or whole by UAB ("UAB Invention") for a period of


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     six (6) months following the disclosure of said Invention. UAB and ATHERSYS will negotiate in good faith to reach mutual agreement on terms relating to the commercial exploitation of the UAB Invention. Said agreement to include a fair and equitable sharing of patent costs, income and invention management responsibilities based on the respective parties' contributions to the Invention or as otherwise mutually agreed. If UAB and ATHERSYS are unable to come to terms during the initial six (6) month period, UAB will be free to negotiate a license covering a UAB Invention to a third party ("Third Party Offer"), provided that ATHERSYS will retain a first right of refusal to match the terms of any such Third Party Offer, such first right of refusal to be exercised within thirty (30) days of presentation of Third Party Offer to ATHERSYS by UAB in writing.

IV.  MISCELLANEOUS:

     A. IT IS UNDERSTOOD BY BOTH PARTIES THAT THE MATERIAL IS EXPERIMENTAL IN NATURE AND IS PROVIDED "AS IS" WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTIBILITY, TITLE, OR FITNESS FOR A PARTICULAR PURPOSE. ATHERSYS MAKES NO REPRESENTATION THAT THE USE OF THE MATERIAL WILL NOT INFRINGE ON ANY PATENT OR OTHER PROPRIETARY RIGHTS. UAB MAKES NO REPRESENTATION THAT THE USE OF THE DATA WILL NOT INFRINGE ON ANY PATENT OR OTHER PROPRIETARY RIGHTS.

     B. In no event shall UAB be liable for any use of the MATERIAL or generated data. ATHERSYS hereby agrees to defend, indemnify, and hold harmless UAB and its trustees, employees, staff, and agents against any claims, losses, demands or liability, of whatsoever kind or nature, which may arise from or in connection with UAB's acceptance of the MATERIAL including the use, handling, storage, or research to be conducted with the MATERIAL by UAB; provided that ATHERSYS shall have no obligation to indemnify UAB for negligent acts or willful misconduct, or for consequences of UAB's breach of this Agreement.

     C. All modifications of, waivers of and amendments to this Agreement or any part hereof must be in writing signed on behalf of each undersigned party. This Agreement represents the entire and integrated agreement between the parties and supersedes all prior negotiations representations or agreements, either written or oral.

     D. It is further understood and agreed that no failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.


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     E.   In the event that any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law.

     F. The invalidity or enforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     G. Obligations of the parties as set forth in this Agreement arising out of events occurring during the life of this Agreement shall survive the termination of this Agreement.

V.   TERMINATION:

          This Agreement shall be for a term of one (1) year or until the MATERIAL has been entirely consumed or destroyed by UAB, whichever shall occur first. Either party shall have the right to terminate this Agreement at any time upon twenty (20) day's prior written notice. The Agreement may be extended for additional one (1) year periods or until the MATERIAL has been consumed or destroyed unless either party shall give written notice of intent not to renew prior to the expiration of the applicable term.

                                  [End of Page]



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IN WITNESS WHEREOF, UAB and ATHERSYS have executed this Agreement on the    day
of September 20, 2000.

THE BOARD OF TRUSTEES OF                                      ATHERSYS INC.
THE UNIVERSITY OF ALABAMA FOR
THE UNIVERSITY OF ALABAMA AT
BIRMINGHAM
                                       /s/ Gil Van Bokkelen
------------------------------         -----------------------------------
NAME: /s/ Peter V. O'Neil              NAME: Gil Van Bokkelen
     -------------------------              ------------------------------

TITLE: Provost                         TITLE: President and CEO
      ------------------------               -----------------------------

DATE: 9/20/2000                        DATE: 9/20/2000
     -------------------------              ------------------------------



DR. LAWRENCE J. DELUCAS:
/s/ Lawrence J. Delucas
----------------------------
DATE: 9/20/2000
     -----------------------